Exhibit 99.2
                  IN THE UNITED STATES COURT OF FEDERAL CLAIMS

BANK UNITED et al.,                     S
                                        S
                  Plaintiffs,           S
                                        S
            v.                          S     No. 95-473 C
                                        S     (Judge James T. Turner)
UNITED STATES OF AMERICA,               S
                                        S
                  Defendant.            S



                          PLAINTIFFS' NOTICE OF APPEAL

     Plaintiffs Bank United, Bank United Corp., and Hyperion Partners L.P.

(collectively "Plaintiffs") hereby give notice that, pursuant to 28 U.S.C ss.

2522 and Rules 3 and 4 of the Federal Rules of Appellate Procedure, they desire to appeal to the United States Court of Appeals for the Federal Circuit the

Court's Judgment dated January 8, 2002 rendered by the Honorable James T.

Turner, Judge of the United States Court of Federal Claims and all other adverse orders, judgments, and rulings rendered by the Honorable James T. Turner and/or the Court of Federal Claims including, but not limited to, the Court's Opinion and Order dated October 29, 2001 and the Court's Order dated April 16, 2002 denying Plaintiffs' motions for amended findings and judgment and for reopening the record for additional evidence pursuant to Rules 52(b), 59(a), and 59(d) of the Rules of the Court of Federal Claims. By this notice, Plaintiffs desire to appeal any and all rulings, orders, and judgments rendered by the Honorable

James T. Turner and/or by the Court of Federal Claims that are in any way adverse to Plaintiffs, whether made before or after the Court's Judgment dated

January 8, 2002.

                                             Respectfully submitted,



                                             -----------------------------------
                                             Walter B. Stuart
                                             Texas Bar No. 194290290
                                             VINSON & ELKINS L.L.P.
                                             1001 Fannin, Suite 2300
                                             Houston, Texas 77002
                                             (713) 758-1086

                                             Attorney of Record for Plaintiffs
OF COUNSEL
John D. Taurman
  Unified D.C. Bar No. 133942
Joseph E. Hunsader
  Unified D.C. Bar No. 453328
(202) 639-6650

VINSON & ELKINS L.L.P.
1455 Pennsylvania Avenue, N.W.
Suite 600
Washington, DC  20004-1008

David T. Hedges, Jr.
  Texas Bar No. 09370000
Michael C. Holmes
  Texas Bar No. 24002307
(713) 758-2676

VINSON & ELKINS L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002-6760

                             CERTIFICATE OF SERVICE

     I hereby certify that on this 14th day of June 2002, I caused a copy of Plaintiffs' Notice of Appeal to be served by hand delivery and First Class United States Mail, postage prepaid on the following counsel of record for defendant, United States of America.

            John J. Hoffman, Esq.
            Commercial Litigation Branch
            Civil Division
            Department of Justice
            Attn:  Classification Unit, 8th Floor
            1100 L. Street, N.W.
            Washington, D.C. 20530




                                    --------------------------------------------
                                    Attorney for Plaintiffs